UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2025 (December 30, 2025)

Marvion Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53612	26-2723015
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit B, 15/F, Teda Building,
87 Wing Lok Street,
Sheung Wan, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +852 2111 4437

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	MVNC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01  Other Events.

Settlement and Share Issuance Agreement

On December 30, 2025, Marvion Inc., a Nevada corporation (“we,” “us” or the “Company”), and Star Warehouse Engineering Limited (“Star Warehouse”) entered into that certain Settlement and Share Issuance Agreement (the “Agreement”), pursuant to which the Company agreed to issue to Ng Chun Man 15,816,576 shares of our common stock (“Settlement Shares”), at a per share price of $0.0321, as payment in full of the United Warehouse Management Limited’s, a wholly owned subsidiary of the Company, debt in the aggregate amount of $3,950,000 to Star Warehouse. The per share price of our common stock was based upon the seven day average closing price of the Company’s common stock immediately preceding the date of the Agreement. The Agreement was approved by our Board of Directors on December 30, 2025.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Number	Exhibit

10.1	Settlement and Share Issuance Agreement*
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marvion Inc.
Dated: December 31, 2025

	By:	/s/ CHAN Sze Yu
CHAN Sze Yu
Chief Executive Officer

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